Exhibit 10.51

SHARE PURCHASE AGREEMENT

by and among

GULFSTREAM CAPITAL PARTNERS LTD.

MARIO NAVARRO ALVAREZ, and

RAFAEL SAMANEZ ZACARÍAS,

as Sellers of VELATEL PERU, S.A.

and

GULFSTREAM CAPITAL PARTNERS, LTD.,

as Seller of GO MOVIL RESOURCES, S.A.C.

and

FIRST GLOBAL PROJECTS MANAGEMENT INC.

as Purchaser

and

VelaTel Global Communications, Inc.

(For Purposes of Sections 5.04 and 5.05 only)

as Guarantor

dated as of August 16, 2013

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EXHIBITS
Exhibit A	Description of Concession Rights
Exhibit B	Description of Sellers' Shares and Allocation of Purchase Price
Exhibit C	Wire Instructions
Exhibit D	Form of Guarantee
Exhibit E	Form of Arbitration Resolution Documents
Exhibit F	Form of IB Mutual Warranties
Exhibit G	Form of Certificate of Sellers' Representations and Warranties
Exhibit H	Form of Certificate of Purchaser's Representations and Warranties
Exhibit I-1	Form of Certificate of Secretary of Gulfstream
Exhibit I-2	Form of Certificate of Secretary of Guarantor
Exhibit J	Form of Certificate of Secretary of Purchaser
Exhibit K	Form of Certificate of Satisfaction of Conditions Precedent to Purchaser's Obligations
Exhibit L	Form of Certificate of Satisfaction of Conditions Precedent to Sellers' Obligations
Exhibit M	Addresses for Notices
Exhibit N	Form of Assignment of Intercompany Debt
Exhibit O	Financial Statements
Exhibit P	Seller Share Transfer Forms

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SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (this "Agreement"), dated as of August 16, 2013 (the "Execution Date"), is entered into by and among GULFSTREAM CAPITAL PARTNERS LTD., a company duly incorporated and existing under the laws of the Republic of Seychelles, whose domicile is located at 1st Floor, #5 DEKK House, De Zippora Street, Providence Insustrial Estate, Mahe, Republic of Seychelles ("Gulfstream"); MARIO NAVARRO ALVAREZ, an individual whose domicile is located at Av Reducto 864, Departamento 903, Miraflores, Lima, Peru ("Navarro"), and RAFAEL SAMANEZ ZACARÍAS, an individual whose domicile is located at Jr. Buen Retiro 265, Block 3, Dto. 102. Monterrico Chico, Surco, Lima, Peru ("Samanez" and together with Gulfstream and Navarro, collectively, the "Sellers"); FIRST GLOBAL PROJECTS MANAGEMENT INC., a company duly incorporated and existing under the laws of British Virgin Islands, whose domicile is located at Quijano Chambers, P.O. Box 3159, Road Town, Tortola, BVI ("Purchaser"); and, solely for the purposes of Sections 5.04 and 5.05 of this Agreement, VelaTel Global Communications, Inc., a US (Nevada) corporation ("Guarantor").

RECITALS

WHEREAS, Sellers are collectively the sole shareholders of VelaTel Peru, S.A., a limited company duly incorporated and existing under the laws of the Republic of Peru whose domicile is Avenida Camino Real, Piso 7, San Isidro, Lima, Peru (the "Company"), and Gulfstream is the 99.9% shareholder of GO MOVIL RESOURCES, S.A.C., a sociedad anónima cerrada organized under the laws of Peru having a registered office at Avenida Camino Real 493, Oficina 701, San Isidro, Lima, Peru.

WHEREAS, the Ministry of Transportation and Communications of the Republic of Peru (the "MTC") has entered into the Concession Agreements with the Company (the "Concession Agreements") more fully described in Exhibit A, pursuant to which the MTC granted to the Company the Concession Rights (as defined herein).

WHEREAS, Purchaser is interested in acquiring control over the aforementioned Concession Rights, and accordingly Sellers wish to sell to Purchaser and Purchaser wishes to acquire (i) from Gulfstream 12,531,260 capital shares of the Company (the "Gulfstream Shares"), (ii) from Navarro 527,632 capital shares of the Company (the "Navarro Shares"), and (iii) from Samanez 131,908 capital shares of the Company (the "Samanez Shares"), which collectively represent one hundred percent (100%) of the issued and outstanding capital shares of the Company on a fully diluted basis (collectively, the "Shares").

WHEREAS, In connection with the Purchase of the VTP Shares, Purchaser also has agreed to acquire from Gulfstream, 999 capital shares of GMR (the "GMR Shares").

WHEREAS, Gulfstream, together with its parent company Guarantor have commenced and there is now pending LCIA arbitration no. 132444 regarding alleged breaches of a Memorandum of Understanding by the Purchaser and Guarantor relating to the same subject matter of this Agreement ("Arbitration").

WHEREAS, upon Closing of the transactions contemplated by this Agreement, the arbitration shall be dismissed and the parties shall sign a mutual global release of all claims under the Memorandum of Understanding and First Addendum thereto.

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WHEREAS, Guarantor and the Company have entered into a separate binding agreement (the "Tower Asset Purchase Agreement") to cause the Company to sell or transfer to Inversiones Balesia, S.A., ("IB") thirty (30) cellular towers owned by the Company and erected on sites leased by the Company, and to assign to IB all rights under the site leases and for IB to assume the Tower Assets and Liabilities, and the Company and IB are providing each other mutual assurances regarding the Tower Assets and Liabilities (as hereinafter defined).

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

ARTICLE I
DEFINITIONS

Section 1.01. Definitions. Capitalized terms not otherwise defined in this Agreement have the following meanings ascribed thereto:

"Action" means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

"Affiliate" means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified. For purposes of this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

"Agreement" has the meaning set forth in the preamble.

"Ancillary Agreement" means any agreement executed by any Party or other person in connection with the transactions contemplated under this Agreement, including without limitation, the Assignment of Intercompany Debt, the Arbitration Resolution Documents, the IB Mutual Warranties, and the Guarantee.

"Arbitration" has the meaning set forth in the fifth recital.

"Arbitration Resolution Documents" means the following documents to be executed and delivered to the Escrow Agent on the Execution Date for further delivery and effectiveness at Closing: (i) mutual instructions from the parties to the Arbitration delivered to the London Court of International Arbitration to dismiss the Arbitration with prejudice, and (ii) a mutual global release of all claims under the Memorandum of Understanding and the First Addendum thereto that gives rise to the Arbitration, both in the form of Exhibit E.

"Assignment of Intercompany Debt" means the document described in Section 3.01(a)(vi) in the form of Exhibit N.

"Business Day" means a day (other than a Saturday, Sunday or statutory holiday) on which commercial banks in Lima (Peru) and New York, New York (United States of America) are generally open for business.

"Closing" means the effective transfer of the Shares from Sellers to Purchaser upon satisfaction of the Conditions Precedent and payment of the Purchase Price.

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"Closing Date" means the day on which the Closing takes place, which is expected to occur no later than the date set forth in Section 2.03, subject to the prior fulfillment of the Conditions Precedent.

"Closing Payment Amount" has the meaning set forth in Section 2.03(b).

"Company" has the meaning set forth in the first recital.

"Concession Agreements" has the meaning set forth in the second recital.

"Concession Rights" means the rights of the Company under the Concession Agreements, including the Company's rights to use the Spectrum and the rights to perform the Telecommunications Services as further described in Exhibit A.

"Conditions Precedent" means, collectively, (i) the conditions precedent to Purchaser's obligations under this Agreement as set forth in Section 3.01 and (ii) the conditions precedent to Sellers' obligations under this Agreement as set forth in Section 3.02.

"Covered Person" shall have the meaning set forth in Section 5.06.

"Encumbrance" means, with respect to any asset, property, or shares property of or issued by the Company, as applicable, any interest, right or equity (whether known about or not) of any person (including any right to acquire, option or right of pre-emption or conversion) or any charge, pledge, lien (statutory or other), security interest, mortgage, transfer or voting restriction or other encumbrance of any kind in respect of such asset, property, or shares, including the exercise of political rights or any other security agreement or arrangement, or any agreement to create any of the above.

"Escrow Agent" means Rebaza, Alcázar & de las Casas Abogados.

"Execution Date" has the meaning set forth in the preamble.

"Financial Statements" means, collectively, the annual audited financial statements of the Company as of December 31, 2011, the unaudited financial statements of the Company as of December 31, 2012, and the partial unaudited financial statements of the Company as of March 31, 2013. Such Financial Statements are attached hereto as Exhibit O.

"GMR" means GO MOVIL Resources, S.A.C., a sociedad anónima cerrada organized under the laws of Peru of which Gulfstream is a 99.9% shareholder and the Company is a 0.1% shareholder.

"GMR Shares" has the meaning set forth in the fourth recital.

"Governmental Authority" means any national, federal, state, local or foreign government entity or any arbitrator, court or tribunal.

"Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

"Guarantee" means that certain Guarantee in the form of Exhibit D executed on the Execution Date by Guarantor for the benefit of Purchaser.

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"Guarantor" has the meaning set forth in the preamble.

"Gulfstream" has the meaning set forth in the preamble.

"Gulfstream Shares" has the meaning set forth in the third recital.

"Gulfstream's Knowledge" means actual knowledge of Kenneth Hobbs and any other representative of Gulfstream or Guarantor, in its capacity as Gulfstream's parent company.

"IB Mutual Warranties" means an agreement between the Company and IB in the form of Exhibit F related to the Tower Assets and Liabilities.

"June 30 Financial Statements" has the meaning set forth in Section 3.01(g).

"Law" means any statute, law, ordinance, regulation, rule, code, constitution, treaty, common law, Governmental Order, or other requirement or rule of law of any Governmental Authority.

"Losses" means, with respect to any Person, any and all losses, damages, costs, taxes, liabilities, penalties, fines, reasonable expenses (including reasonable fees for attorneys and other experts), judgments, awards or settlements that are imposed upon or otherwise incurred by such Person.

"Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

"Material Adverse Change" means, when used in connection with the Company: (i) any change, event, occurrence, violation, inaccuracy, circumstance, state of facts or effect that is or may be materially adverse to: (A) the business, assets, liabilities, financial condition, position (financial, trading or otherwise), results of operations, profits or prospects of the Company; or (B) the legal or regulatory framework governing the concessions related to the telecommunications industry in Peru; or (ii) any occurrence of civil war, military insurgency, rebellion, revolution, act of terrorism, strike against government or coup d'état in Peru; or (iii) any event or any matter related to the Company that adversely damages or may adversely damage the reputation of the Company, Purchaser or its Affiliates whether the matter relates to regulators, service providers, investors or otherwise; (iv) termination, restriction, invalidation of the Concession Rights; or (v) any threatened or actual proceedings by any Governmental Authority or any official thereof, of condemnation, nationalization, expropriation or similar actions involving any part of the assets or shares of the Company.

"MTC" has the meaning set forth in the second recital.

"Navarro" has the meaning set forth in the preamble.

"Navarro Shares" has the meaning set forth in the third recital.

"Outside Closing Date" means August 29, 2013, unless extended in a writing signed by Purchaser and Gulfstream.

"Party" or "Parties" shall mean Purchaser, each Seller, or Guarantor referred to individually or jointly, as applicable.

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"Permits" means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, concessions, variances and similar rights obtained, or required to be obtained, from Governmental Authorities.

"Person" means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

"Purchase Price" has the meaning set forth in Section 2.02.

"Purchaser" has the meaning set forth in the preamble.

"Purchaser Indemnitees" has the meaning set forth in Section 7.02.

"Purchaser Share Certificates" has the meaning set forth in Section 2.04(a).

"Representative" means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

"Restricted Person" shall have the meaning set forth in Section 5.04.

"Samanez" has the meaning set forth in the preamble.

"Samanez Shares" has the meaning set forth in the third recital.

"Seller Share Transfer Form" has the meaning set forth in Section 2.02(a).

"Sellers" has the meaning set forth in the preamble.

"Sellers' Agent" means, Kenneth Hobbs, who shall act on behalf of all Sellers for purposes of assembling, receiving and delivering any documents or notices described in this Agreement.

"Shares" has the meaning set forth in the third recital.

"Spectrum" means the spectrum that has been assigned to the Company pursuant to the Concession Agreements and Concession Rights, as further described in Exhibit A.

"Taxes" means all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, including any interest, additions or penalties with respect thereto.

"Tax Return" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

"Telecommunications Services" means the telecommunications services for which the Company has been granted a license to provide under the Concession Agreements, including long distance service, fixed local telephony, reseller of telecommunications service and value added services, as further described in Exhibit A.

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"Tower Assets and Liabilities" means (i) all tangible and intangible property rights and other assets associated with thirty (30) cellular towers erected on leased sites and owned by the Company, including engineering plans, designs, permits, permit applications, leasehold interests under site leases with property owners, and (ii) all accrued and contingent liabilities associated with such property rights and assets, including past or future amounts owed to the fabricator of the towers and to site lease property owners.

"Tower Asset Purchase Agreement" has the meaning set forth in the seventh recital.

"US Dollars" or "US$" means the lawful currency of the United States of America.

Section 1.02. Interpretation. In this Agreement, unless the context otherwise requires:

(a) The singular number includes the plural number and vice versa.

(b) Reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity.

(c) Reference to any gender includes each other gender.

(d) Reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof.

(e) The recitals constitute an integral part of this Agreement.

(f) Reference to any Article, Section, Schedule or Exhibit means such Article, Section, Schedule or Exhibit of or to this Agreement, and references in any Article, Section, Schedule, Exhibit or definition to any clause means such clause of such Article, Section, Schedule, Exhibit or definition.

(g) "Hereunder," "hereof," "hereto" and words of similar import are references to this Agreement as a whole and not to any particular Section or other provision hereof or thereof.

(h) "Including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term.

(i) Relative to the determination of any period of time, "from" means "from and including," "to" means "to but excluding" and "through" means "through and including."

(j) Reference to any Law means such Law as amended, modified codified or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder.

ARTICLE II
PURCHASE AND SALE

Section 2.01. Purchase and Sale of the Shares. Subject to the terms and conditions set forth in this Agreement, Sellers irrevocably agree to sell, assign, transfer, convey and deliver to Purchaser, and Purchaser agrees to purchase from Sellers, all of the Shares free and clear of any and all Encumbrances for the consideration specified in this Article II.

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Section 2.02. Payment of Purchase Price. Purchaser agrees to pay to Sellers the sum of ONE MILLION THREE HUNDRED SIXTY-EIGHT THOUSAND FOUR HUNDRED TWENTY-TWO US DOLLARS (US$1,368,422) (the "Purchase Price"), which amount shall be payable by wire transfer or delivery of other immediately available funds in accordance with the following procedure:

(a) Endorsement and Delivery in Escrow of Seller Share Transfer Form Corporate Books. Upon the execution of this Agreement, the Guarantee, the IB Warranty, and the Arbitration Resolution Documents on the Execution Date, each Seller shall deliver to the Escrow Agent a share transfer notice duly executed by such Seller in the form attached hereto as Exhibit P (each a "Seller Share Transfer Form") as well as the following documents: (i) the share registry books (libro de matrícula de acciones) of the Company and GMR; (ii) the books containing the minutes of the shareholders' meetings of the Company and GMR; and (iii) and board of directors meetings (libros de junta general de accionistas y sesiones de directorio); and any other relevant books or records with respect to the Company and GMR kept in custody by Sellers, whether in physical or digital form.

(b) Payment of Purchase Price. The Purchase Price shall be paid by Purchaser at the Closing in accordance with Section 2.03(b).

Section 2.03. Closing. The Closing shall take place at the offices of Escrow Agent, commencing at 9:00 a.m. local time on the first Business Day following the satisfaction or waiver of all Conditions Precedent or such other date as Purchaser and Sellers may mutually determine (the "Closing Date"). All proceedings to be taken and all documents to be executed and delivered by the parties at the Closing will be deemed to have been taken and executed simultaneously, and no proceedings will be deemed to have been taken nor documents executed or delivered until all have been taken, executed, and delivered. The Closing shall be consummated as follows:

(a) Certificates of Satisfaction of Conditions Precedent.

(i) Upon the satisfaction or waiver by the Purchaser of all of the Conditions Precedent to Purchaser's obligations as set forth in Section 3.01, Purchaser shall duly execute and deliver to Sellers and the Escrow Agent a certificate in the form of Exhibit K confirming the same in accordance with Section 3.01(j).

(ii) Upon the satisfaction or waiver by the Seller of all of the Conditions Precedent to Sellers' obligations as set forth in Section 3.02, Sellers shall duly execute and deliver to Purchaser and the Escrow Agent a certificate in the form of Exhibit L confirming the same in accordance with Section 3.02(f).

(b) Payment of Purchase Price. Following Escrow Agent's receipt of the Seller Share Transfer Forms under Section 2.02(a), and upon the satisfaction of the Conditions Precedent (as evidenced by the delivery of the certificates referenced in Section 2.03(a), Purchaser shall disburse the Purchase Price equal to ONE MILLION THREE HUNDRED SIXTY-EIGHT THOUSAND FOUR HUNDRED TWENTY-TWO US DOLLARS (US$1,368,422) in accordance with the allocations set forth in Exhibit B by wire transfer or delivery of other immediately available funds to the account of the Sellers as specified in Exhibit C (the "Closing Payment Amount").

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The Purchase Price for the Shares will be the only and sole payment Purchaser is undertaking to make for the acquisition of the Shares and the execution of the Ancillary Agreements, and Sellers agree that such payment shall constitute complete and fair consideration for the sale and transfer of the Shares to Purchaser and the execution by the applicable Sellers and delivery to Purchaser of the Ancillary Agreements. Purchaser agrees that the Purchase Price reflects the exclusion of the Tower Assets and Liabilities and the absence or limitation of representations and warranties regarding the Company that would be typical for a transaction of this nature, and that the Shares and other rights Purchaser is receiving under the Ancillary Agreements is complete and fair consideration for payment of the Purchase Price. Purchaser has conducted all due diligence it deems appropriate and acknowledges that the Purchase Price already reflects a discount for any contingencies associated with the absence or limitation of such representations and warranties and the existence of such contingencies.

(c) Escrow Disbursement. Upon the Escrow Agent's receipt of the certificates set forth in Section 2.03(a), and of the confirmations of the payment described in Section 2.03(b), the Escrow Agent shall distribute to Purchaser all of the duly endorsed Seller Share Transfer Forms as well as the corporate books described in Section 2.02(a) and Closing shall be considered completed.

Section 2.04. Post-Closing Matters. After Closing has been completed, Purchaser, as the owner of the Shares and the GMR Shares, shall promptly take the following actions:

(a) Cancel any share certificates previously issued to the Sellers and Gulfstream and issue new share certificates in the name of the Purchaser and/or Purchaser's nominee(s) reflecting Purchaser's and/or Purchaser's nominee(s)' ownership of the Shares and the GMR Shares (the "Purchaser Share Certificates");

(b) Cause to be recorded in the corporate registry of the Company and GMR, the cancellation of any share certificates previously issued to the Sellers and Gulfstream (with respect to the GMR Shares), and the ownership by the Purchaser and/or Purchaser's nominee(s) of all of the Shares and the GMR Shares and the issuance to Purchaser and/or Purchaser's nominee(s) of the Purchaser Share Certificates; and

(c) Cause the appointment of the new directors and general managers of the Company and GMR appointed by Purchaser as described in Section 3.01(f) to be filed with the Registro de Personas Jurisdicas de Lima.

ARTICLE III
CONDITIONS PRECEDENT

Section 3.01. Purchaser's Conditions. The obligation of Purchaser to purchase the Shares at the Closing is subject to the fulfillment on or before the Closing Date of each of the following Conditions Precedent:

(a) Execution and Delivery of Transaction Documents.

(i) Sellers and Guarantor shall have duly executed and delivered to Purchaser this Agreement.

(ii) The Arbitration Resolution Documents shall have been executed by the applicable parties thereto and delivered to the Escrow Agent.

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(iii) The Company and IB shall have executed and delivered to the Escrow Agent the IB Mutual Warranties.

(iv) Each Seller shall have delivered its respective Seller Share Transfer Form to the Escrow Agent, each duly endorsed for the benefit of Purchaser and the Company and GMR shall delivered to the Purchaser the corporate books described in Section 2.02(a).

(v) Guarantor shall have duly executed and delivered to Purchaser the Guarantee and such Guarantee shall remain in full force an effect.

(vi) Each Seller, Guarantor and GMR shall have executed and delivered to Purchaser an assignment of all intercompany debts shown on the Company's financial statements as of Closing in favor of any Seller, Guarantor, GMR or any of their respective Affiliates ("Assignment of Intercompany Debt") in the form attached as Exhibit N. Purchaser agrees that although all payments by Sellers, Guarantor, GMR or any of their respective Affiliates are reflected on the financial statements of the Company, some payments were made in the first instance to GMR or VelaTel Lima, S.A. and were thereafter paid over to or for the benefit of the Company.

(b) Representations and Warranties. Each Seller shall have executed and delivered to Purchaser a certificate in the form of Exhibit G confirming that the representations and warranties of Sellers contained in Section 4.02 are true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

(c) Performance. Sellers, Guarantor and GMR shall have performed and complied with all agreements, obligations, and conditions contained in this Agreement and any Ancillary Agreements required to be executed by them, that are required to be performed or complied with by them on or before the Closing Date.

(d) Corporate Authorizations. Purchaser shall have received the following documents:

(i) copies, certified by the Secretary of Gulfstream of resolutions of the board of directors of Gulfstream duly authorizing the execution, delivery and performance by Gulfstream of this Agreement and the Ancillary Agreements to which it is a party, and the authorization or ratification of all of the other agreements and instruments, in each case, to be executed and delivered by Gulfstream in connection herewith;

(ii) copies, certified by the Secretary of Guarantor of resolutions of the board of directors of Guarantor duly authorizing the execution, delivery and performance by Guarantor of this Agreement and the Ancillary Agreements to which it is a party, and the authorization or ratification of all of the other agreements and instruments, in each case, to be executed and delivered by Guarantor in connection herewith; and

(iii) documents, instruments and certificates reasonably requested by Purchaser that are necessary to consummate the transactions contemplated herein, executed and delivered or caused to be executed and delivered by each applicable Seller.

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(e) Secretary's Certificates.

(i) Gulfstream shall have delivered to Purchaser a certificate of the Secretary of Gulfstream in the form of Exhibit I-1 dated as of the Closing Date, certifying (i) the genuineness of all of the documents listed in Section 3.01(d)(i); (ii) that all consents, approvals and other actions of, and notices and filings with, all entities and persons as may be necessary or required with respect to the execution and delivery by Sellers of this Agreement and any Ancillary Agreement to which it is a party, and the consummation by Seller of the transactions contemplated hereby and thereby, have been obtained or made; and (iii) the name and office of Gulfstream's signatory, as well as the authority of such signatory to execute this Agreement and any Ancillary Agreement.

(ii) Guarantor shall have delivered to Purchaser a certificate of the Secretary of Guarantor in the form of Exhibit I-2 dated as of the Closing Date, certifying (i) the genuineness of all of the documents listed in Section 3.01(d)(ii) and (ii) the name and office of Guarantor's signatory, as well as the authority of such signatory to execute this Agreement and any Ancillary Agreement.

(f) Registration of Change of Directors. In order to record the resignation of the directors and officers of the Company and GMR appointed by Sellers, and the appointment of new directors and officers appointed by Purchaser, the original registry of directors of the Company and of GMR shall be updated at the shareholders meeting of the Company and of GMR to record the resignation of the directors and general managers appointed by Sellers, and the appointment of the new directors and general managers appointed by Purchaser.

(g) Financial Statements. Sellers shall have delivered to Purchaser the partial unaudited financial statements of the Company as of June 30, 2013 (the "June 30 Financial Statements") and such June 30 Financial Statements shall not reflect any Material Adverse Change from the partial unaudited financial statements of the Company as March 31, 2013 included in Exhibit O, as determined by Purchaser, in its sole discretion.

(h) Tower Asset Purchase Agreement. Sellers shall have delivered to Purchaser a true, correct and complete copy of the Tower Asset Purchase Agreement.

(i) No Material Adverse Change. No Material Adverse Change with respect to the Company or GMR shall have occurred or be threatened between the Execution Date and the date of Closing, as determined by Purchaser in its sole discretion.

(j) Certificate of Satisfaction of Purchaser's Conditions Precedent. Purchaser shall have delivered to the Escrow Agent a certificate in the form of Exhibit K confirming that all of the conditions set forth in this Section 3.01 have been satisfied or waived by Purchaser.

Section 3.02. Sellers' Conditions. The obligations of Sellers to Purchaser under this Agreement are subject to the fulfillment on or before the Closing Date of each of the following Conditions Precedent:

(a) Execution and Delivery.

(i) Purchaser shall have duly executed and delivered to Sellers this Agreement.

(ii) The Arbitration Resolution Documents shall have been executed by the applicable parties thereto and delivered to the Escrow Agent.

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(b) Representations and Warranties. The representations and warranties of Purchaser contained in Sections 4.01 shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

(c) Performance. Purchaser shall have performed and complied with all agreements, obligations, and conditions contained in this Agreement and any Ancillary Agreements required to be executed by it, that are required to be performed or complied with by it on or before the Closing Date.

(d) Corporate Authorization. Sellers' Agent shall have received from Purchaser the following documents:

(i) copies, certified by the Secretary of Purchaser of resolutions of the board of directors of Purchaser authorizing the execution and delivery by Purchaser of this Agreement, the execution and delivery by such Purchaser of the Ancillary Agreements to which it is a party, and the authorization or ratification of all of the other agreements and instruments, in each case, to be executed and delivered by Purchaser in connection herewith; and

(ii) documents, instruments and certificates reasonably requested by Sellers that are necessary to consummate the transactions contemplated herein, executed and delivered or caused to be executed and delivered by Purchaser.

(e) Secretary's Certificate. Purchaser shall have delivered to Sellers a certificate in the form of Exhibit J of the Secretary of Purchaser, dated as of the Closing Date, certifying (i) the genuineness of all of the documents listed in Section 3.02(d); and (ii) that all consents, approvals and other actions of, and notices and filings with, all entities and persons as may be necessary or required with respect to the execution and delivery by Purchaser of this Agreement and any Ancillary Agreement to which Purchaser is a party, and the consummation by Purchaser of the transactions contemplated hereby and thereby, have been obtained or made; and (iii) confirming the name and office of Purchaser's signatory, as well as the authority of such signatory to execute this Agreement and any Ancillary Agreement.

(f) Certificate of Satisfaction of Seller's Conditions Precedent. Sellers' Agent shall have delivered to the Escrow Agent a certificate in the form of Exhibit L confirming that all of the conditions set forth in this Section 3.02 have been satisfied or waived by Sellers.

Section 3.03. Termination. This Agreement may be terminated by Purchaser or Sellers, as applicable, upon the occurrence of any of the following events:

(a) By Purchaser, if any or all the Conditions Precedent set forth in Section 3.01 are not fulfilled to the satisfaction of Purchaser or waived by Purchaser on or before Outside Closing Date; or

(b) By Sellers, if any or all the Conditions Precedent set forth in Section 3.02 are not fulfilled to the satisfaction of Sellers or waived by Sellers on or before the Outside Closing Date.

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ARTICLE IV
REPRESENTATIONS AND WARRANTIES

Section 4.01. Representations and Warranties of Purchaser. Purchaser, in connection with its obligations hereunder, as applicable, hereby represents and warrants to Sellers, as of the Execution Date and as of the Closing Date, as follows, and acknowledges that Sellers are entering into this Agreement in reliance on such warranties and representations:

(a) Organization, Good Standing and Qualification. Purchaser is duly organized and validly existing under the laws of the British Virgin Islands and has all requisite power and authority to own and operate its properties and assets, and to carry on its business as is now being conducted.

(b) Execution, Delivery and Enforceability. Purchaser has all requisite power and authority to execute and deliver, and to perform its obligations under, this Agreement and the Ancillary Agreements which are executed by it, and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Purchaser of this Agreement and the Ancillary Agreements which are executed by it, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary action required on the part of Purchaser, and no other proceeding on the part of Purchaser is necessary to authorize this Agreement or the Ancillary Agreements to which it is a party, or to consummate the transactions contemplated hereby and thereby. Assuming the due authorization, execution and delivery by Sellers of this Agreement and the due authorization, execution and delivery by Sellers of the Ancillary Agreements which are required under this Agreement to be executed by it, when executed by Sellers, this Agreement does, and the Ancillary Agreements executed by Purchaser will, constitute the valid and legally binding obligations of Purchaser, enforceable against such Purchaser in accordance with its and their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application relating to or affecting the enforcement of creditors' rights and by general equitable principles.

(c) Governmental Consents. No consent, approval, order, or authorization of, or registration, qualification, designation, declaration, or filing with, any Governmental Authority on the part of Purchaser or any of its Affiliates is required in connection with the transfer of the Shares or the consummation of any other transaction contemplated hereby.

(d) Government Notices. Neither Purchaser nor any of its Affiliates has received any notice from any Governmental Authority indicating that such Governmental Authority would oppose or not grant or issue its consent or approval, if required, with respect to this Agreement or any Ancillary Agreement executed by such Purchaser or the transactions contemplated hereby and thereby.

(e) Compliance with Other Instruments. The execution, delivery, and performance of, and compliance with its respective obligations under, this Agreement will not result in any violation, be in conflict with or constitute, with or without the passage of time or giving of notice, a default under any provision of Purchaser's constitutive documents, memorandum and articles of association, by-laws, directors' resolutions, or similar governing or organizational documents, require any consent or waiver under such provision, or result in the creation of any mortgage, pledge, lien, encumbrance, or charge upon any of the Shares pursuant to any such provision.

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(f) No Legal Proceedings. There are no Actions in progress, pending, or, to Purchaser's knowledge, threatened by or against Purchaser, that (i) challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement or (ii) seek to enjoin or restrict such Seller's ability to perform its obligations under this Agreement. For the avoidance of doubt, the parties contemplate that the Arbitration will be dismissed upon the Closing.

Section 4.02. Representations and Warranties of Sellers. Each Seller with respect to the Company and Gulfstream with respect to GMR, hereby represents and warrants, as of the Execution Date and as of the Closing Date, to Purchaser as follows and acknowledges that Purchaser is entering into this Agreement in reliance on such representations and warranties:

(a) Execution, Delivery and Enforceability. Such Seller has all requisite power and authority to execute and deliver, and to perform its obligations under, this Agreement and the Ancillary Agreements which are executed by it, and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by such Seller of this Agreement and the Ancillary Agreements which are executed by it, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary action required on the part of such Seller, and no other actions or proceedings on the part of such Seller is necessary to authorize this Agreement and any Ancillary Agreements to which it is a party, or to consummate the transactions contemplated hereby and thereby. Assuming the due authorization, execution and delivery by Purchaser of this Agreement and the due authorization, execution and delivery by Purchaser of the Ancillary Agreements which are executed by it when executed by Sellers, this Agreement does, and the Ancillary Agreements when executed by such Seller will, constitute the valid and legally binding obligations of such Seller, enforceable against such Seller in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application relating to or affecting the enforcement of creditors' rights and by general equitable principles.

(b) No Conflicts; Governmental Consents. The execution, delivery and performance by the Parties of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not conflict with or result in a violation or breach of, or default under, any provision of any agreement to which the Company or GMR is a party, any provision of organizational documents of the Company or GMR, provision of any Law or Governmental Order applicable to the Company or GMR or require the consent, notice or other action by any Person under any Contract to which the Company or GMR is a party. No consent, approval, Permit, Governmental Order, or authorization of, or registration, qualification, designation, declaration or filing with, or notice to, any Governmental Authority is required (i) in connection with the sale of any of Sellers' Shares to or Gulfstream's GMR Shares to Purchaser; (ii) in connection with the execution and delivery of this Agreement; or (iii) in connection with the consummation of the transactions contemplated hereby.

(c) Compliance with Other Instruments. The execution, delivery, and performance of and compliance with this Agreement will not result in any violation, be in conflict with or constitute, with or without the passage of time or giving of notice, a default under any provision of such Seller's constitutive documents, by-laws, directors' resolutions, articles of incorporation or similar governing or organizational documents, require any consent or waiver under such provision, or result in the creation of any Encumbrance on any of such Seller's Shares pursuant to any such provision.

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(d) Government Notices. Such Seller has not received any notice from any Governmental Entity indicating that such entity would oppose or not grant or issue its consent or approval, if required, with respect to this Agreement or the transactions contemplated hereby.

(e) Title. Such Seller is the sole owner, and has good, valid and marketable title to all of the Shares owned by it as listed on Exhibit B. Such Shares are fully paid, free and clear of any Encumbrances and there are no circumstances that may result in any Encumbrance to be created with respect to such Shares. Upon the Closing, Purchaser shall own all such Shares, free and clear of all Encumbrances. As of the Closing, there are no voting trusts, fideicomisos, shareholders' agreements, proxies (except for the proxies granted to the Persons signing this Agreement on behalf and in representation of the Seller) or other contracts in effect with respect to the transfer or voting or other actions with such Shares to which such Seller or Guarantor are parties.

(f) The Shares.

(i) The Shares represent one hundred percent (100%) of the issued and outstanding share capital of the Company.

(ii) All of the Shares have been duly authorized, validly issued and are fully paid and non-assessable.

(iii) All of the Shares are free and clear from any Encumbrances and there are no events, facts, and/or circumstances that may lead to any Encumbrances being created with respect to the Shares.

(iv) All of the Shares are owned by Sellers, and no resolution of Company's governing body or the Company's shareholders has been passed to increase and/or diminish the number of shares constituting the issued share capital of the Company.

(v) Each Seller is the sole legal and beneficial owner of the Shares owned by it as described in Exhibit B, and all the rights attached thereto, including those rights which are necessary for the fulfillment of its obligations under this Agreement.

(vi) No share certificates or similar instruments in respect to the Shares have been issued by the Company to the benefit of Sellers or any person. Upon Closing, there will be no restrictions or impediments for the Company to: (i) register the Purchaser and/or Purchaser's nominee(s) in the share registry book (matrícula de acciones) of the Company as sole owner and titleholder to all of the Shares free and clear of all Encumbrances and (ii) issue share certificates to the benefit of the Purchaser and/or Purchaser's nominee(s) in respect to such Shares.

(vii) No options, warrants, convertible or exchangeable securities, rights, subscription, call, right of first refusal, legally binding commitment, preemptive right or other agreement or right of any kind to purchase or acquire any Shares or other ownership interests of the Company has been granted and is outstanding and the Company has no share option plan and no shares are reserved for any purpose.

(viii) There are no outstanding bonds, debentures or other indicia of indebtedness of the Company having the right to vote (or that are convertible for or exercisable into securities having the right to vote) with the Company or its respective shareholders on any matter.

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(ix) There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any of its outstanding securities or with respect to the voting or disposition of any outstanding securities of the Company.

(g) No Violation. Neither the execution, delivery, and performance of this Agreement and the other agreements contemplated hereby by such Seller nor the consummation by such Seller of each of the transactions contemplated hereby or thereby, nor compliance by such Seller of any of the terms or provisions hereof violate any Law.

(h) No Legal Proceedings. There are no Actions in progress, pending, or, to any Sellers' knowledge, threatened: (i) that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement, (ii) that seek to enjoin or restrict any Seller's or Guarantor's ability to perform its obligations under this Agreement or any Ancillary Agreement; or (iii) that seek to enjoin or restrict any Seller's rights to its Shares.

Section 4.03. Additional Representations and Warranties of Gulfstream. Gulfstream hereby makes the following additional representations and warranties to Purchaser as of the Execution Date and as of the Closing Date, and acknowledges that Purchaser is entering into this Agreement in reliance on such representations and warranties:

(a) Organization, Good Standing and Qualification. Gulfstream is a corporation duly incorporated, validly existing, and in good standing under the laws of the Republic of Seychelles and has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as currently conducted.

(b) GMR Shares. The issued and outstanding share capital of GMR is 1,000 capital stock of which Gulfstream owns 999 shares and the Company owns 1 share. In addition, Gulfstream represents and warrants that:

(i) The GMR Shares have been duly authorized, validly issued and are fully paid and non-assessable;

(ii) The GMR Shares are free and clear from any Encumbrances and there are no events, facts, and/or circumstances that may lead to any Encumbrances being created with respect to the GMR Shares;

(iii) Gulfstream is the sole legal and beneficial owner of the GMR Shares as described in Exhibit B, and all the rights attached thereto, including those rights which are necessary for the fulfillment of its obligations under this Agreement; and

(iv) No share certificates or similar instruments in respect to the GMR Shares have been issued by GMR to the benefit of Gulfstream. Upon Closing, there will be no restrictions or impediments for GMR to: (A) register the Purchaser and/or Purchaser's nominee(s) in the share registry book (matrícula de acciones) of the Company as sole owner and titleholder to all of the GMR Shares free and clear of all Encumbrances and (B) issue share certificates to the benefit of the Purchaser and/or Purchaser's nominee(s) in respect to such GMR Shares.

(c) Government Notices. No Affiliates of Gulfstream, the Company or GMR has received any notice from any Governmental Entity indicating that such entity would oppose or not grant or issue its consent or approval, if required, with respect to this Agreement or the transactions contemplated hereby.

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(d) Organization, Authority and Capacity of the Company. Each of the Company and GMR is duly organized and validly existing under the Laws of its Peru and has full power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business and there are no circumstances which may result to the contrary.

(e) Financial Statements. The Financial Statements attached hereto as Exhibit O, are true and correct copies of the Company's Financial Statements and have been approved by the General Shareholders Meeting of the Company.  All of the debts and liabilities of GMR are reflected in the Company's Financial Statements, and are not reported separately. To Gulfstream's Knowledge, the Financial Statements are true and correct and present accurately the financial position, results of operations, changes in shareholders' equity and cash flows of the Company and GMR combined as, of the date thereof and for the respective periods covered thereby. As of the date hereof and as of the Closing Date, the Company and GMR have no liabilities or debts other than those reflected in the Financial Statements, except as follows: (i) as identified in a tax and due diligence report commissioned by Purchaser dated June 10, 2013; and (ii) as incurred in the ordinary course of the Company's business, as such business was constituted as of June 30, 2013.

(f) Authorities. As of the Closing Date and thereafter, the current representatives and/or officers of the Company and of GMR will not act on behalf of or represent the Company or GMR (as the case may be) in any matters and/or before any Person or Governmental Authority, unless as expressly instructed by Purchaser.

(g) Information of the Company. All information provided and furnished by the Sellers to Purchaser, has been prepared and provided in good faith for the purposes of informing Purchaser regarding any and all relevant matters related to the Company and no information has been willfully or negligently omitted by Sellers. To Gulfstream's Knowledge, the information provided to Purchaser is true, valid and complete in all material respects, and includes all relevant issues concerning the Company, the Shares, the Company's assets, liabilities, Financial Statements, the Concession Agreements, and any and all rights related thereto.

(h) GMR Business. : The only operations of GMR have been to provide payroll services and seconded employees to the Company.

ARTICLE V
COVENANTS

Section 5.01. Confidentiality. From and after the Closing, each Seller shall ensure that its Representatives and Affiliates shall keep confidential any and all information, whether written or oral, concerning this Agreement or the Company. If such Seller or its respective Representatives or Affiliates are compelled to disclose any information by judicial or administrative process or by other requirements of Law, such Seller shall promptly notify Purchaser in writing and shall disclose only that portion of such information which such Seller as advised by its counsel in writing is legally required to be disclosed, provided, that such Seller shall use its reasonable best efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information. It is acknowledged that Guarantor may be required to disclose the terms of this Agreement and any material amendments thereto in filings with the U.S. Securities and Exchange Commission, which filings are readily accessible by members of the public.

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Section 5.02. Further Assurances. On the Closing Date, and before any payment, each of the Parties shall, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

Section 5.03. Operation of Business of Company Prior to Closing. Other than and subject to a draw by the Company in the amount of $20,000 against a prior loan agreement between the Company and an outside funding source, Sellers and Gulfstream shall, through the Closing, cause the Company and GMR, as the case may be, to conduct its business in the usual, regular and ordinary course consistent with past practices. At any time on or prior to the Closing, Sellers shall not, and shall ensure that neither the Company nor GMR, without prior written consent of Purchaser:

(a) sell, transfer or dispose of, or permit any Encumbrance to exist on or in respect of, the whole or any part of its assets;

(b) enter into any transaction not in the ordinary course of business;

(c) borrow money or incur any indebtedness for money borrowed;

(d) issue, sell or agree to issue or sell any share, rights, options, warrants or other securities;

(e) change, amend or modify the constitutive documents or by-laws of the Company or GMR, as the case may be;

(f) pay any dividends on the Shares; or

(g) agree to, or make any commitment to, take any of the actions prohibited by this Section 5.03.

Nothing contained in this Section 5.03 shall prevent or be deemed to apply to the separate sale or transfer from the Company to IB of the Tower Assets and Liabilities pursuant to the Tower Asset Purchase Agreement.

Section 5.04. Non-Compete. None of Gulfstream, Guarantor, or any Affiliate of either (each a "Restricted Person") will directly or indirectly own and/or operate any business in Peru that competes directly or indirectly with the current core business of the Company for a period of five (5) years after the Closing Date. For this purpose, none of the following activities shall be considered a breach of this Section 5.04: (i) ownership of or investment in cellular towers offered for lease by telecommunications providers in Peru; (ii) contracting with other telecommunications companies in Peru for interconnection, termination, international long distance, or other wholesale or reciprocal telecommunications services that a Restricted Party offers outside Peru; or (iii) offering long distance telephony, data, and/or roaming services to subscribers into or while travelling in Peru where the accounts of such subscribers with a Restricted Party originate outside Peru. In the event of any default or breach by a Seller and/or Guarantor to this Section 5.04, Purchaser shall have a right to receive indemnification from such defaulting Seller or Guarantor for any and all damages and losses thereof, as applicable.

Section 5.05. Use of Company Name. Guarantor hereby agrees that from and after the Closing Date, the Company shall be entitled to continue to use the name "VelaTel" in its corporate name and in connection with the operation of its business.

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Section 5.06. Director and Officer Indemnification. The Purchaser agrees to cause the Company to insure or indemnify those individuals who served as directors or officers of the Company at any time during the two (2) years immediately preceding the Closing (the "Covered Persons") from and against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for any and all Losses incurred, suffered, affecting and/or sustained by any Covered Person, arising out of or resulting from Covered Person's act or failure to act in such Covered Person's capacity as an officer or director of the Company, excluding, however, any Losses arising out of such Covered Person's fraud, negligence or willful acts or omissions. The Company shall provide such insurance or indemnification to each Covered Person for a period of two (2) years following the date upon which such Covered Person ceased to be an officer or director of the Company. In the event that the Company is unable to provide such insurance or indemnification, the Purchaser agrees to so provide the same.

ARTICLE VI
PURPOSE OF THE ACQUISITION OF THE SHARES

Section 6.01. Purpose of the Purchase of Shares. The Parties acknowledge and agree that Purchaser's interest in purchasing the Shares is directly intended to enable Purchaser to take control of the Company (through the acquisition of the Shares and the GMR Shares) and thus, through the Company indirectly obtaining the Concession Rights.

ARTICLE VII
INDEMNIFICATION

Section 7.01. Survival. The provisions of Article IV (Representations and Warranties), Article V (Covenants), this Article VII (Indemnification), and Article VIII (Miscellaneous) shall survive and remain in full force and effect following the Closing.

Section 7.02. Indemnification by the Seller and the Seller's Guarantors. Sellers shall jointly and severally indemnify and hold harmless Purchaser and the Company and their respective Representatives (collectively, the "Purchaser Indemnitees") from and against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for any and all Losses incurred, suffered, affecting and/or sustained by any Purchaser Indemnitee, arising out of or resulting from (i) any intentional or willful inaccuracy, false statement, or breach of any representation or warranty of a Seller contained in this Agreement; (ii) any breach, default, and/or non-fulfillment of any covenant, agreement or obligation to be performed by any Seller pursuant to this Agreement; (iii) any capital gains Tax imposed on the Company by any Governmental Authority in connection with the transactions contemplated by this Agreement; and (iv) the Tower Assets and Liabilities, except losses caused by the Company's breach of the IB Mutual Warranties. Gulfstream shall indemnify and hold harmless the Purchaser Indemnitees from and against, and shall pay and reimburse each of them for any and all Losses incurred, suffered, affecting and/or sustained by any Purchaser Indemnitee, arising out of or resulting from any losses incurred as a result of any claims of shareholders of Guarantor relating to the Company, GMR or this transaction. Sellers agree that Purchaser shall have the right to enforce on their behalf the rights of the Purchaser Indemnitees to indemnification by Sellers with respect to such Person as specified in this Agreement.

Section 7.03. Indemnification by the Purchaser. Purchaser shall indemnify and hold harmless Sellers (including Gulfstream in its capacity as a 99.9% shareholder of GMR) and their respective Representatives (collectively, the "Sellers' Indemnitees") from and against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for any and all Losses incurred, suffered, affecting and/or sustained by any Sellers' Indemnitee, arising out of or resulting from: (i) any intentional or willful inaccuracy, false statement, or breach of any representation or warranty of Purchaser contained in this Agreement; and (ii) any breach, default, and/or non-fulfillment of any covenant, agreement or obligation to be performed by Purchaser pursuant to this Agreement. Purchaser agrees that any Seller shall have the right to enforce on their behalf the rights of the Sellers' Indemnitees to indemnification by Purchaser with respect to such Person as specified in this Agreement.

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ARTICLE VIII
MISCELLANEOUS

Section 8.01. Release of Claims. Effective as of the Closing and without any further action by any person, each Seller (including Gulfstream in its capacity as a 99.9% shareholder of GMR) and the Guarantor hereby irrevocably releases the Company, the Purchaser and Purchaser's Affiliates and representatives from any and all actions or causes of action, demands, Liabilities, judgments, Losses, injuries, costs or expenses of every kind that such Seller or the Guarantor may have against the Company, GMR, the Purchaser, or Purchaser's Affiliates arising out of or related to the transactions contemplated by this Agreement, whether now or hereafter arising, implied or express, developed or undeveloped, known or unknown or contingent or liquidated.

Section 8.02. Governing Law. This Agreement will be governed by and construed in accordance with the domestic laws of the State of New York, without reference to principles of conflicts of law other than section 5-1401 and section 5-1402 of the New York General Obligations Law.

Section 8.03. Jurisdiction; Waiver of Jury Trial. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any New York State court or federal court of the United States sitting in the Borough of Manhattan, New York, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Each of the parties hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement or any other document.

Section 8.04. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties; provided, however, that Purchaser may assign any of its rights under this Agreement to (i) any Affiliate of Purchaser, (ii) any Person who shall acquire substantially all of the assets of such Purchaser or a majority in voting power of the capital stock of Purchaser (whether pursuant to a merger, consolidation, stock sale or otherwise), (iii) any lender of Purchaser (or any agent therefore) for security purposes and the assignment thereof by any such lender or agent to any purchaser in connection with the exercise by any such lender or agent of all of its rights and remedies as a secured creditor with respect thereto, and (iv) any Person to whom Purchaser shall transfer any Shares in accordance with the terms of this Agreement ("Permitted Assignment"). Any Permitted Assignment shall be subject to Seller's written consent, not to be unreasonably withheld so long as each prospective assignee agrees to be bound by all of Purchaser's representations, warranties and obligations under this Agreement, including any that survive Closing.

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Section 8.05. No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided by this Agreement.

Section 8.06. Entire Agreement. This Agreement (including all exhibits, annexes and schedules hereto), and the other documents delivered pursuant hereto and thereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof.

Section 8.07. Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be either (i) mailed by a reputable international courier (such as Federal Express or DHL), (ii) fax, (iii) by electronic mail, or (iv) otherwise delivered by hand or by messenger, to the party for which it is intended at the address for such party as set forth in Exhibit M. Unless specifically stated otherwise, if notice is provided by courier, by electronic mail, by telecopy, by hand or by messenger, it shall be deemed to be delivered upon actual delivery, and the receiving Party shall promptly upon request of the sending Party confirm receipt.

Section 8.08. Amendments and Waivers; Delays and Omissions. This Agreement may be amended only by a written instrument signed by each Party to this Agreement. No waiver by any Party hereto of any term or condition of this Agreement in one or more instances, shall be valid unless evidenced in writing and delivered to each other Party, and no such waiver shall be deemed to be construed as a waiver of any subsequent breach or default of the same or any other term or condition hereof. No delay or omission to exercise any right, power, or remedy accruing to any Party upon any breach or default of under this Agreement shall impair any such right, power, or remedy of such Party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

Section 8.09. Expenses and Taxes. Each Party to this Agreement shall bear its own expenses and legal fees incurred on its behalf with respect to this Agreement and the transactions contemplated hereby, including all sales, use, transfer, stamp (including documentary stamp taxes, if any), excise, recording, income, capital gain, franchise and other similar Taxes or governmental charges with respect to the Shares transferred or issued pursuant hereto.

Section 8.10. Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement and the balance of this Agreement shall be enforceable in accordance with its terms.

Section 8.11. Language. This Agreement will be executed in English and may be translated into any other languages. In the event of any conflict between the English language version of this Agreement and any translation of this Agreement into a language other than English, the English language version will prevail. The Parties agree that the language used in this Agreement is the language chosen by the Parties to express their mutual intent, and that no rule of strict construction is to be applied against any Party.

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Section 8.12. Entire Agreement. This Agreement and the schedules hereto, and any other document or instrument referred to herein or delivered or required to be delivered in connection herewith, constitutes the entire agreement among the Parties and supersede all prior agreements and understandings (oral and written) among them with respect to the subject matter hereof.

Section 8.13. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Remainder Intentionally Blank]

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

SELLERS:

MARIO NAVARRO ALVAREZ

/s/ Mario Navarro Alvarez

The undersigned, spouse of Mr. Mario Navarro Alvarez, hereby acknowledges and provides her full consent, in accordance with article 315 of the Peruvian Civil Code, to the agreements and transactions set forth in this Agreement.

/s/ Spouse of Mario Navarro Alvarez

RAFAEL SAMANEZ ZACARÍAS

/s/ Rafael Samanez Zacarías

The undersigned, spouse of Mr. Rafael Samanez Zacarías, hereby acknowledges and provides her full consent, in accordance with article 315 of the Peruvian Civil Code, to the agreements and transactions set forth in this Agreement.

/s/ Spouse of Rafael Samanez Zacarías

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GULFSTREAM CAPITAL PARTNERS, LTD.

By:	/s/ Colin Tay
Colin Tay, its President

GUARANTOR: For Purposes of Sections 5.04 and 5.05 only VelaTel Global Communications, INC.

By:	/s/ Colin Tay
Colin Tay, its President

PURCHASER: FIRST GLOBAL PROJECTS MANAGEMENT INC.

By:	/s/ Irina Sorokina
Name: Irina Sorokina
Title: Attorney in Fact

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EXHIBIT A
DESCRIPTION OF CONCESSION RIGHTS

•	Long Distance: Resolution for Long Distance – No. 160-99 MTC/15.03 dated April 19, 1999 Concession Agreement for Long Distance – dated May 21, 1999.
•

Fixed Telephony:

Concession Contract for Fixed Telephony – dated June 26, 2007

Resolution for Fixed Telephony – No. 241-2007 MTC/27 dated May 23th, 2007

Resolution Telephony Numbering – No. 0023-2007-MTC/27 dated August 17, 2007

Resolution for Fixed Telephony Ica – No. 429-2008-MTC/27 dated September 19, 2008

Resolution Telephony Numbering Ica – No. 494-2008-MTC/27 dated October 27, 2008

•	Spectrum: Resolution of Spectrum Use – No. 097-2009-MTC/27 dated March 2, 2009
•	Local Carrier: Resolution Local Carrier – No. 270-2011-MTC/27 dated June 17, 2011 Directorial Resolution No. 233-2012-MTC/27, dated May 29th, 2012
•	Unified Concession: Ministerial Resolution No. 300-2011-MTC/03, dated May 3th, 2011, Unified Concession Contract - dated June 9th, 2011.

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EXHIBIT B
DESCRIPTION OF SELLERS' SHARES AND
ALLOCATION OF PURCHASE PRICE

Seller:	Shares:	GMR Shares	Purchase Price:
Gulfstream Capital Partners	12,531,260	999	Gulfstream Closing Payment Amount	$1,300,000
			Less Transfer to Rafael Samanez	(7,020)
			Less Transfer to Christian Carnero *	(20,000)
			Net to Gulfsteam	$1,272,980

Mario Navarro	527,632	0	Navarro Closing Payment Amount	$54,737

Rafael Samanez	131,908	0	Samanez Closing Payment Amount	$13,685
			Add Transfer from Gulfstream	$7,020
			Net to Samanez	$20,705
Total Shares	13,190,800	999

Total Purchase Price				$1,368,422

* Christian Carnero is not a Seller. He has acted as Finance Manager and General Manager of the Company. This payment represents bonus compensation payable by Gulfstream/Guarantor and is independent of any liability of the Company for unpaid compensation or benefits Carnero may claim.

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EXHIBIT C
WIRE INSTRUCTIONS

Gulfstream Capital Partners:
SWIFT Code:	SCBLTWTP
Bank:	Standard Chartered Bank (Taiwan) Limited
Bank Address:	168 Tun Hwan Road, Taipei, Taiwan
Account Holder:	Gulfstream Capital Partners, Ltd.
Account Holder Address:	3F-2, No.102 Kuang Fu South Road, Taipei, Taiwan (on file with bank)
2nd Floor, No. 86 Fu Xin South Road Sec 2, Taipei, Taiwan (if updated)
Beneficiary Account No.:	09105300015996
Payments to Navarro:
Bank	Banco de Credito del Peru
Account Holder:	Mario Navarro Alvarez
Account Holder Address:	Av Reducto 864, Departamento 903, Miraflores, Lima
Beneficiary Account No.:	193019934608-1-66

Payments to Samanez:
Bank	Banco Continental
Account Holder:	Rafael Samanez Zacarías
Account Holder Address:	Jr. Buen Retiro 265, Block 3, Dto. 102. Monterrico Chico, Surco, Lima
Beneficiary Account No.:	0011-0117-02-00358844

Payments to Christian Carnero:
Bank	Banco de Credito del Peru
Account Holder:	Miguel Christian Carnero Alvinagorta
Account Holder Address:	Valdemar Moser 602 – 204 La Calera – Surquillo, Lima, Peru
Beneficiary Account No.:	193-23556501-1-44

26

EXHIBIT D
FORM OF GUARANTEE

CORPORATE GUARANTEE

This corporate guarantee ("Guarantee") is made this 16th day of August, 2013 by VelaTel Global Communications, Inc. ("Guarantor"), a US (Nevada) corporation.

Recitals

1. Gulfstream Capital Partners, Ltd. ("Gulfstream"), a Seychelles international business company, is a wholly owned subsidiary of Trussnet USA, Inc. ("Trussnet"), a US (Nevada) corporation.

2. Trussnet is a wholly owned subsidiary of VelaTel.

3. Gulfstream, as one of Sellers, is entering into a share purchase agreement ("Agreement") with First Global Projects Management Inc., as Purchaser. A copy of the Agreement is attached as Exhibit 1 to this Guarantee.

Guarantee

Guarantor hereby unconditionally and irrevocably guarantees to Purchaser and each Purchaser Indemnitee each and every obligation of Gulfstream and the Sellers under or in connection with the Agreement and shall be liable for any breach of any representation, warranty, term, provision or condition of any Seller under the Agreement, including, without limitation, the punctual payment, when due, of any amounts due by any Seller with regard to all obligations of such Seller provided in the Agreement. Guarantor agrees that it is directly and primarily liable to Purchaser and Purchaser Indemnitees, that its obligations hereunder are independent of the obligations of Gulfstream under the Agreement, and that a separate action or actions may be brought and prosecuted against Guarantor, whether action is brought against Gulfstream or whether Gulfstream is joined in any such action or actions. No amendment, termination, invalidity, unenforceability or release of any obligations of any Seller under the Agreement (including through any discharge in any bankruptcy or insolvency proceedings) shall impair in any respect any of the Gurantor's obligations hereunder.

Dated: August 16, 2013.

VELATEL GLOBAL COMMUNICATIONS, INC.

By:	/s/ Colin Tay
Colin Tay, its President

27

EXHIBIT E
FORM OF ARBITRATION RESOLUTION DOCUMENTS

28

EXHIBIT E-1
INSTRUCTIONS TO DISMISS ARBITRATION

[LETTERHEAD]

Via E-mail

The Registrar

London Court of International Arbitration

70 Fleet Street

London EC4Y 1EU

United Kingdom

Email: casework@lcia.org

Dear Sirs,

Arbitration No: 132444

VelaTel Global Communications lnc., ("VelaTel"); and Gulfstream Capital Partners Ltd ("Gulfstream") v First Global Projects Management Inc. ("FGPM"); Multinet Group; and Olo del Peru SAC ("Olo")

The undersigned counsel for VelaTel, Gulfstream, FGPM and Olo hereby inform you that the parties have fully settled their disputes and wish to end the above arbitration under the terms set out below pursuant to Article 26.8 of the LCIA Rules. The Parties do not require a consent order. Accordingly, please confirm dismissal of the arbitration with prejudice and that the Tribunal has been discharged if a Tribunal has been appointed.

Please inform us as to whether there are any costs or expenses which remain outstanding or any refund of such costs due to the parties. The parties have agreed that all costs or expenses will be borne by VelaTel. If there is any refund, such refund should be remitted to the account of VelaTel per the enclosed wire instructions.

The Claimants VelaTel and Gulfstream confirm that "Multinet Group" should not have been named as a Respondent as there is no entity by that name involved in this matter.

We thank you for your assistance.

Very sincerely yours,

VelaTel Global Communications, Inc.	First Global Projects Management Inc.

/s/ Kenneth Hobbs	/s/ Squire Sanders
by: Kenneth Hobbs, Associate General Counsel	by: Squire Sanders (UK) LLP

Gulfstream Capital Partners, Ltd.	Olo del Peru S.A.C.

/s/ Kenneth Hobbs	/s/ Pavel Popov
by: Kenneth Hobbs, Associate General Counsel	by: Pavel Popov, Chief Financial Officer

29

EXHIBIT E-2
MUTUAL GLOBAL RELEASE OF CLAIMS UNDER MOU

MUTUAL GLOBAL RELEASE OF CLAIMS

The parties (each a "Party" and any two or more "Parties") to this agreement ("Release") are (1) VelaTel Global Communications, Inc. ("VelaTel"), (2) Gulfstream Capital Partners, Ltd. ("Gulfstream"), (3) Mario Navarro Alvarez ("Navarro"), (4) Rafael Samanez Zacarías ("Samanez"), (5) First Global Projects Management Inc. ("FGPM"), and (6) Olo del Peru S.A.C. ("Olo"). This Release is executed in connection with and is effective upon the closing of a Share Purchase Agreement ("SPA") between Gulfstream, Navarro and Samanez, as Sellers, FGPM, as Purchaser, and VelaTel, as Guarantor concerning the shares of capital stock of VelaTel Peru, S.A. ("Company").

RECITALS

A. On February 11, 2013, VelaTel and Navarro entered into an agreement for payment of a commission to Navarro upon closing of any sale of the Company ("Commision Agreement"). Solely for purposes of this Release, Gulfstream may be considered a joint obligor of VelaTel under the Commission Agreement.

B. On February 12, 2013, VelaTel and FGPM entered into a Memorandum of Understanding ("MoU") for purchase and sale of the Company. Solely for purposes of this Release, the remaining Parties may be considered joint obligors and third-party beneficiaries of the MoU.

B. On May 21, 2013, VelaTel and FGPM entered into a First Addendum to the MoU ("First Addendum"). Solely for purposes of this Release, the remaining Parties may be considered joint obligors and third-party beneficiaries of the MoU.

C. On July 18, 2013, VelaTel commenced a proceeding for arbitration against FGPM, Olo and "Multinet Group" that is now pending ("Arbitration"), and on August 16, 2013 FGPM has brought a counterclaim against VelaTel in the Arbitration. Solely for purposes of this Release, all Parties may be considered parties who would be bound by the final outcome of the Arbitration.

D. Subject to and as a condition precedent to the Closing of the SPA, the Parties desire to resolve all claims and disputes that may exist between and among any two or more of the Parties arising under any of the following agreements or proceedings to which such Party is or was a party, or to which by this Release may be considered a joint obligor and/or a third-party beneficiary: (1) the MoU, (2) the First Addendum, (3) the Arbitration, and/or (4) the Commission Agreement (collectively "Released Obligations").

30

AGREEMENT

1. Each Party does hereby release, acquit and forever discharge each and every other Party from and against any and all claims such Party may have, if any, whether known or unknown, liquidated or unliquidated, against each other Party released, for any act or omission whatsoever arising prior to the date of this Release and pertaining to any of the Released Obligations. Each of the Released Obligations is of no further force and effect as if the same had never been entered into.

2. Nothing contained herein is intended to alter the rights and obligations of (i) any of the Parties who are also parties to the SPA; (ii) Navarro and/or Samanez, based on their status as creditors of the Company; or (iii) Navarro, under any agreement or understanding with FGPM for payment of a brokerage commission in connection with the SPA.

3. This Release is executed by each Party provisionally, subject to execution by every other Party, and subject to and effective only upon Closing of the SPA. If Closing of the SPA does not occur for any reason on or before the Outside Closing Date, this Release shall be null and avoid and inadmissible in the Arbitration.

4. VelaTel and Gulfstream agree that "Multinet Group" should not have been named as a Respondent in the Arbitration as there is no entity by that name involved in this matter and accordingly VelaTel and Gulfstream have no claims against "Multinet Group".

5. This Release may be executed in as many counterparts as may be necessary, each of which so signed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument.

[Remainder Intentionally Blank]

31

VELATEL GLOBAL COMMUNICATIONS, INC.		GULFSTREAM CAPITAL PARTNERS, LTD.

By	/s/ Colin Tay	By	/s/ Colin Tay
	Colin Tay, its President		Colin Tay, its President

FIRST GLOBAL PROJECTS MANAGEMENT INC.		OLO DEL PERU S.A.C.

By	/s/ Irina Sorokina	By	/s/ Pavel Popov
	Irina Sorokina, its Attorney in Fact		Pavel Popov, its Chief Financial Officer

/s/ Mario Navarro Alvarez	/s/ Rafael Samanez Zacarías
Mario Navarro Alvarez	Rafael Samanez Zacarías

32

EXHIBIT F
FORM OF IB MUTUAL WARRANTIES

The parties to this Agreement ("IB Mutual Warranties") dated as of August __, 2013 are Inversiones Balesia, S.A. ("IB"), a Peru corporation, and VelaTel Peru, S.A., a Peru corporation ("VTP"). IB and VTP are also parties to an Asset Purchase Agreement ("APA"). IB is informed that this IB Mutual Warranties is also an Exhibit to a Share Purchase Agreement ("SPA") by which the stock of VTP is being transferred to a different owner. VTP represents that the SPA includes the following definition of the term "Tower Assets and Liabilities" which are being excluded from the SPA:

"Tower Assets and Liabilities" means (i) all tangible and intangible property rights and other assets associated with thirty (30) cellular towers erected on leased sites and owned by the Company, including engineering plans, designs, permits, permit applications, leasehold interests under site leases with property owners, and (ii) all accrued and contingent liabilities associated with such property rights and assets, including past or future amounts owed to the fabricator of the towers and to site lease property owners.

Notwithstanding any similarity or overlap in terms between this IB Mutual Warranties and the APA, this IB Mutual Warranties and the APA represent independent agreements, neither of which is contingent upon the other, provided that the effectiveness of this IB Mutual Warranties is contingent upon the Closing of the SPA.

1. IB has acquired the towers included in the Tower Assets and Liabilities with the intent to lease space on the towers for commercial use by telecommunications operators. IB has applied or intends to apply for any permits IB deems appropriate for such intended use. VTP agrees to make application in the name of VTP for any such permit for which VTP's status as a holder of telecommunications licenses or concessions is required or advantageous and thereafter assign any such permits to such third parties as IB may direct, provided that VTP shall incur no expense associated with any permit, application or assignment and IB shall prepare such applications and submit the same to VTP for its approval and filing. VTP shall at no charge or other consideration allow assignment of any antennae permits obtained in favor of any other telephone operator who wishes to lease space on any tower.

2. VTP has installed infrastructure equipment on each of the towers included in the Tower Assets and Liabilities. Notwithstanding the transfer of the Tower Assets and Liabilities from VTP to IB pursuant to the APA, VTP may maintain rent free on each tower any or all of its infrastructure equipment in its current locations and configurations, pending completion of IB's permitting process described in the preceding paragraph, provided that VTP shall not be entitled to operate such equipment commercially absent prior written consent of IB. IB shall grant VTP reasonable access to the equipment for purposes of testing, maintenance, repair or removal. For each tower, no later than 90 days after either (i) approval of the permits described in the preceding paragraph by the applicable municipality as are necessary for commercial use of such tower by a telecommunications carrier, or (ii) determination by IB that the applicable municipality will not approve such permits on a commercially reasonable basis, VTP shall be required to either (iii) remove its equipment from such tower, or (iv) enter into a lease with IB on customary commercial terms to be agreed. IB shall provide VTP written notice of either (i) or (ii) and the 90-day period commence on the date of delivering such notice.

VELATEL PERU, S.A.		INVESIONES BALESIA, S.A.

By:	/s/ Miguel Christian Carnero Alvinagorta	By:	/s/ Daniela Forton Ojeda
	Miguel Christian Carnero Alvinagorta, its General Manager		Daniela Forton Ojeda, its General Manager

33

EXHIBIT G
FORM OF CERTIFICATE OF SELLERS' REPRESENTATIONS AND WARRANTIES

In connection with Section 3.01 of the Share Purchase Agreement dated as of August __, 2013 (the "Agreement") entered into by and among Mario Navarro Alvarez, Rafael Samanez Zacarías and Gulfstream Capital Partners, Ltd., as Sellers, First Global Projects Management Inc., as Purchaser, and VelaTel Global Communications, Inc., as Guarantor, we do hereby each certify that each of our representations and warranties contained in Section 4.02 in the Agreement are true and correct as of today with the same force and effect as if such representations and warranties had been made on and as of today, and as if each and every such representation and warranty contained in such Section 4.02 were restated in full herein.

Dated: August ___, 2013

/s/ Mario Navarro Álvarez
Mario Navarro Álvarez

/s/ Rafael Samanez Zacarías
Rafael Samanez Zacarías

In connection with Section 3.01 of the Share Purchase Agreement dated as of _________, 2013 (the "Agreement") entered by and among Mario Navarro Alvarez, Rafael Samanez Zacarías and Gulfstream Capital Partners, Ltd., as Sellers, First Global Projects Management Inc., as Purchaser, and VelaTel Global Communications, Inc., as Guarantor, Gulfstream Capital Partners does hereby certify that each of its representations and warranties contained in Section 4.02 and 4.03 in the Agreement are true and correct as of today with the same force and effect as if such representations and warranties had been made on and as of today, and as if each and every such representation and warranty contained in such Sections 4.02 and 4.03 were restated in full herein.

Dated: August ___, 2013

GULFSTREAM CAPITAL PARTNERS, LTD.

/s/ Colin Tay
Colin Tay, its President

34

EXHIBIT H
FORM OF CERTIFICATE OF PURCHASER'S REPRESENTATIONS AND WARRANTIES

In connection with Section 3.02 of the Share Purchase Agreement dated as of August __, 2013 (the "Agreement") entered by and among Mario Navarro, Rafael Samanez Zacarías and Gulfstream Capital Partners, Ltd., as Sellers, First Global Projects Management Inc., as Purchaser, and VelaTel Global Communications, Inc., as Guarantor, First Global Projects Management Inc. does hereby certify that each of its representations and warranties contained in Section 4.01 in the Agreement are true and correct as of today with the same force and effect as if such representations and warranties had been made on and as of today, and as if each and every such representation and warranty contained in such Section 4.01 were restated in full herein.

Dated: August ___, 2013

FIRST GLOBAL PROJECTS MANAGEMENT INC.

By:__________________________________
Name:
Title:

35

EXHIBIT I-1
FORM OF CERTIFICATE OF SECRETARY OF GULFSTREAM

In connection with Section 3.01(e) of the Share Purchase Agreement dated as of August __, 2013 (the "Agreement") entered by and among Mario Navarro Alvarez, Rafael Samanez Zacarías and Gulfstream Capital Partners, Ltd., as Sellers, First Global Projects Management Inc., as Purchaser, and VelaTel Global Communications, Inc., as Guarantor, the undersigned Secretary of Gulfstream Capital Partners, Ltd. ("Gulfstream") does hereby certify (i) the genuineness of the resolutions of the board of directors of Gulfstream duly authorizing the execution and delivery by Gulfstream of the Agreement and the Ancillary Agreements to which Gulfstream is a party, and the authorization or ratification of all of the other agreements and instruments executed and delivered by Gulfstream in connection with the Agreement; (ii) that all consents, approvals and other actions of, and notices and filings with, all entities and persons as may be necessary or required with respect to the execution and delivery by Gulfstream of this Agreement and any Ancillary Agreement to which it is a party, and the consummation by Seller of the transactions contemplated hereby and thereby, have been obtained or made; and (iii) Colin Tay has the requisite authority as President of Gulfstream and pursuant to the aforesaid resolution of its board of directors to execute the Agreement and any Ancillary Agreement.

Dated: August __, 2013

GULFSTREAM CAPITAL PARTNERS, LTD.

By:	/s/ Kenneth L. Waggoner
Kenneth L. Waggoner, Secretary

36

ExHIBIT I-2
FORM OF CERTIFICATE OF SECRETARY OF GUARANTOR

In connection with Section 3.01(e) of the Share Purchase Agreement dated as of August __, 2013 (the "Agreement") entered by and among Mario Navarro Alvarez, Rafael Samanez Zacarías and Gulfstream Capital Partners, Ltd., as Sellers, First Global Projects Management Inc., as Purchaser, and VelaTel Global Communications, Inc., as Guarantor, the undersigned Secretary of VelaTel Global Communications, Inc. ("Guarantor") does hereby certify (i) the genuineness of the resolutions of the board of directors of Guarantor duly authorizing the execution and delivery by Guarantor of the Agreement and the Ancillary Agreements to which Guarantor is a party, and the authorization or ratification of all of the other agreements and instruments executed and delivered by Guarantor in connection with the Agreement; and (ii) [•] has the requisite authority as [•] and pursuant to the aforesaid resolution of its board of directors to execute the Agreement and any Ancillary Agreement.

Dated: August __, 2013

VelaTel Global Communications, INC.

By:	/s/ Kenneth L. Waggoner
Kenneth L. Waggoner, Secretary

37

EXHIBIT J
FORM OF CERTIFICATE OF SECRETARY OF PURCHASER

In connection with Section 3.02(e) of the Share Purchase Agreement dated as of August __, 2013 (the "Agreement") entered by and among Mario Navarro Alvarez, Rafael Samanez Zacarías and Gulfstream Capital Partners, Ltd., as Sellers, First Global Projects Management Inc., as Purchaser, and VelaTel Global Communications, Inc., as Guarantor, the undersigned Secretary of First Global Projects Management, Inc. ("Purchaser") does hereby certify (i) the genuineness of the resolutions of the board of directors of Purchaser duly authorizing the execution and delivery by Purchaser of the Agreement and the Ancillary Agreements to which Purchaser is a party, and the authorization or ratification of all of the other agreements and instruments executed and delivered by Purchaser in connection with the Agreement; (ii) that all consents, approvals and other actions of, and notices and filings with, all entities and persons as may be necessary or required with respect to the execution and delivery by Purchaser of this Agreement and any Ancillary Agreement to which it is a party, and the consummation by Purchaser of the transactions contemplated hereby and thereby, have been obtained or made; and (iii) ___________ has the requisite authority as ______________ of Purchaser and pursuant to the aforesaid resolution of its board of directors to execute the Agreement and any Ancillary Agreement.

Dated: August ___, 2013

FIRST GLOBAL PROJECTS MANAGEMENT INC.

By:
___________________, Secretary

38

EXHIBIT K
FORM OF CERTIFICATE OF SATISFACTION OF CONDITIONS PRECEDENT
TO PURCHASER'S OBLIGATIONS

In connection with Section 2.03(a)(i) of the Share Purchase Agreement dated as of August __, 2013 (the "Agreement") entered into by and among Mario Navarro Alvarez, Rafael Samanez Zacarías and Gulfstream Capital Partners, Ltd., as Sellers, First Global Projects Management Inc., as Purchaser, and VelaTel Global Communications, Inc., as Guarantor, we do hereby each certify that all conditions precedent to Purchaser's obligations as described in Section 3.01 of the Agreement have been satisfied.

Dated: August ___, 2013

/s/ Mario Navarro Álvarez
Mario Navarro Álvarez

/s/ Rafael Samanez Zacarías
Rafael Samanez Zacarías

GULFSTREAM CAPITAL PARTNERS, LTD.

By:	/s/ Colin Tay
Colin Tay, its President

39

EXHIBIT L
FORM OF CERTIFICATE OF SATISFACTION OF CONDITIONS PRECEDENT
TO SELLERS' OBLIGATIONS

In connection with Section 2.03(a)(ii) of the Share Purchase Agreement dated as of August __, 2013 (the "Agreement") entered into by and among Mario Navarro Alvarez, Rafael Samanez Zacarías and Gulfstream Capital Partners, Ltd., as Sellers, First Global Projects Management Inc., as Purchaser, and VelaTel Global Communications, Inc., as Guarantor, Purchaser does hereby each certify that all conditions precedent to Sellers' obligations as described in Section 3.02 of the Agreement have been satisfied.

Dated: August __, 2013

FIRST GLOBAL PROJECTS MANAGEMENT INC.

By:
Name:
Title:

40

EXHIBIT M
ADDRESSES FOR NOTICES

If to Gulfstream, Guarantor and/or any of Sellers:

Kenneth Hobbs

VelaTel Global Communications, Inc.

5950 La Place Court, Suite 160

Carlsbad, CA 92008

USA

Facsimile: NONE

E-Mail: khobbs@velatel.com

If to Mario Navarro Alvarez:

Mario Navarro

Pro Plus

Avenida Camino Real 120, Piso 8

San Isidro, Lima

Peru

Fascimile: NONE

E-Mail: mna@proplus.pe

If to Rafael Samanez Zacarías:

Rafael Samanez

Jr. Buen Retiro 265, Block 3, Dto. 102, Monterrico Chico,

Surco, Lima

Peru

Fascimile: NONE

E-Mail: rsamanezz@gmail.com

If to Purchaser:

Irina Sorokina

First Global Projects Management Inc.

Quijano Chambers, P.O. Box 3159

Road Town, Tortola,

British Virgin Islands

Fascimile: +357-25730668

E-Mail: isorokina@fgpm.net

41

EXHIBIT N
FORM OF ASSIGNMENT OF INTERCOMPANY DEBT

For value received, VelaTel Global Communications, Inc. and Gulfstream Capital Partners, Ltd. (each an "Assignor" and, collectively, the "Assignors")) hereby assign to [PURCHASER TO IDENTIFY PURCHASE AFFILIATE] ("Assignee") all right, title, and interest of such Assignor in and to all Indebtedness (as hereinafter defined) owed to such Assignor by the Company as of the date of Closing, as such amounts are set forth on Exhibit 1 attached hereto (the "Debt"). The Assignors hereby acknowledge and agree that the Debt constitutes all Indebtedness owed by the Company to such Assignor and its Affiliates as of the date hereof.

For purposes of this assignment, the term "Indebtedness" shall mean any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such the Company for or in respect of: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) reimbursement obligations (contingent or otherwise) under any letter of credit agreement, (iv) obligations under any currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device, (v) any other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by the Company to finance its operations or capital requirements, and (vi) any guaranty of Indebtedness for borrowed money. All other capitalized terms used herein but not defined herein shall have the meaning ascribed such terms in that certain Share Purchase Agreement among the Sellers, First Global Projects Management Inc. and VelaTel Global Communications, Inc., dated August __, 2013.

For value received, effective as of the date hereof and without any further action by any other person, each Assignor for itself and on behalf of its Affiliates hereby irrevocably releases the Company, the Purchaser, and the Assignee from any and all actions or causes of action, demands, Liabilities, judgments, Losses, injuries, costs or expenses of every kind that such Assignor and/or its Affiliates may have against the Company, the Purchaser or the Assignee arising out of or related to the Debt, whether now or hereafter arising, implied or express, developed or undeveloped, known or unknown or contingent or liquidated.

Assignors and Assignee acknowledge and agree that the Company repaid a portion of the outstanding balance of the Debt prior to the Closing in the amounts shown on Exhibit 1, which amounts, in the aggregate, reflect the consideration received by the Company under that certain Asset Purchase Agreement, dated August [•], 2013, by and between the Company and Inversiones Balesia, S.A.

This assignment will be governed by and construed in accordance with the domestic laws of the State of New York, without reference to principles of conflicts of law other than section 5-1401 and section 5-1402 of the New York General Obligations Law.

This agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. Signatures supplied by facsimile or contained in documents attached to email transmission shall be considered valid and binding for all purposes.

42

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the day of August, 2013.

GUARANTOR:

VELATEL GLOBAL COMMUNICATIONS, INC.		GULFSTREAM CAPITAL PARTNERS, LTD.

By:	/s/ Colin Tay	By:	/s/ Colin Tay
	Colin Tay, its President		Colin Tay, its President

ASSIGNEE: [INSERT NAME OF ASSIGNEE]

By:
Its

43

EXHIBIT O
FINANCIAL STATEMENTS

[To be attached]

44

EXHIBIT P
SELLER SHARE TRANSFER FOrms

[●] de [agosto] del 2013

Señores

VELATEL PERU S.A.

Avenida Camino Real 493, Oficina 701

San Isidro, Lima, Perú

Atención:	Gerente General

Referencia:	Comunica transferencia de acciones

De nuestra consideración:

Por medio de la presente comunicamos que en la fecha de la presente hemos transferido la totalidad de las acciones de nuestra propiedad emitidas por VELATEL PERU S.A. a favor de FIRST GLOBAL PROJECTS MANAGEMENT INC.

Por favor proceder a registrar de inmediato esta transferencia de acciones en el respectivo Libro de Matrícula de Acciones y se emitan certificados de acciones a favor del nuevo titular, según corresponda.

Atentamente,

GULFSTREAM CAPITAL PARTNERS LTD.

Nombre:

Cargo:

45

[●] de [agosto] del 2013

Señores

VELATEL PERU S.A.

Avenida Camino Real 493, Oficina 701

San Isidro, Lima, Perú

Atención:	Gerente General

Referencia:	Comunica transferencia de acciones

De mi consideración:

Por medio de la presente comunico que en la fecha de la presente he transferido la totalidad de las acciones de mi propiedad emitidas por VELATEL PERU S.A. a favor de FIRST GLOBAL PROJECTS MANAGEMENT INC.

Por favor proceder a registrar de inmediato esta transferencia de acciones en el respectivo Libro de Matrícula de Acciones y se emitan certificados de acciones a favor del nuevo titular, según corresponda.

Atentamente,

MARIO NAVARRO ALVAREZ

Documento de Identidad:

46

[●] de [agosto] del 2013

Señores

VELATEL PERU S.A.

Avenida Camino Real 493, Oficina 701

San Isidro, Lima, Perú

Atención:	Gerente General

Referencia:	Comunica transferencia de acciones

De mi consideración:

Por medio de la presente comunico que en la fecha de la presente he transferido la totalidad de las acciones de mi propiedad emitidas por VELATEL PERU S.A. a favor de FIRST GLOBAL PROJECTS MANAGEMENT INC.

Por favor proceder a registrar de inmediato esta transferencia de acciones en el respectivo Libro de Matrícula de Acciones y se emitan certificados de acciones a favor del nuevo titular, según corresponda.

Atentamente,

RAFAEL SAMANEZ ZACARÍAS

Documento de Identidad:

47

[●] de [agosto] del 2013

Señores

GO MOVIL RESOURCES S.A.C.

Avenida Camino Real 493, Oficina 701

San Isidro, Lima, Perú

Atención:	Gerente General

Referencia:	Comunica transferencia de acciones

De nuestra consideración:

Por medio de la presente comunicamos que en la fecha de la presente hemos transferido la totalidad de las acciones de nuestra propiedad emitidas por GO MOVIL RESOURCES S.A.C. a favor de FIRST GLOBAL PROJECTS MANAGEMENT INC.

Por favor proceder a registrar de inmediato esta transferencia de acciones en el respectivo Libro de Matrícula de Acciones y se emitan certificados de acciones a favor del nuevo titular, según corresponda.

Atentamente,

GULFSTREAM CAPITAL PARTNERS LTD.

Nombre:

Cargo:

48